SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 16, 2010

IB3 NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

906 Thayer Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614)-602-4788

10 South High Street
Canal Winchester, Ohio 43110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement

On February 11, 2010, the Court of Common Pleas, Franklin County, Ohio  accepted a Dismissal Entry between our wholly owned subsidiary, iBeam Solutions, LLC, (Plaintiff) and Data Center 101, LLC, (Defendant) which was approved by attorneys for Defendant on behalf of Data Center 101, LLC, Jay B. Eggspuehler, Esq. of Brandon, Boyle, Burkholder & Bringardner, Co., L.P.A.

The Mutual Settlement and Release Agreement states for and in consideration of the payment of all sums paid to date by iBeam Solutions, LLC to Data Center  101, LLC, the Data Center hereby releases and forever discharges iBeam Solutions, LLC and all related and affiliated companies fully discharging all claims and complaints against the company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

10.1	Mutual Settlement & Release Agreement

10.2	Dismissal Entry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IB3 Networks, Inc.

By: /s/ Michael Jacobson Michael Jacobson President/Chairman of the Board Date: February 16, 2010